                                                                    EXHIBIT 10.1


                           PURCHASE AND SALE AGREEMENT



                  PURCHASE AND SALE AGREEMENT, dated as of October 5, 2000, by and among FERMAN AG a corporation organized under the laws of Switzerland (the "Company"), the stockholders of the Company listed on Schedule I attached hereto (each a "Seller", and collectively, the "Sellers"), and INTERNET HOLDINGS, INC., a corporation organized under the laws of the State of Utah (the "Purchaser").

                              W I T N E S S E T H:

                  WHEREAS, the Sellers own, of record and beneficially, an aggregate of 20,000 shares (collectively, the "Shares") of the capital stock (the "Capital Stock"), of the Company, constituting all of the issued and outstanding shares of Capital Stock of the Company;

                  WHEREAS, the Purchaser desires to purchase from the Sellers, and the Sellers desire to sell to the Purchaser, all of the Shares, on the terms and subject to the conditions set forth in this Agreement;

                  NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:



                                   ARTICLE I.

                                   DEFINITIONS

     SECTION 1.01 DEFINITIONS. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to them below:

     "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, contract or otherwise.

     "Agreement" means this Agreement, as the same may be amended, supplemented or modified in accordance with the terms hereof.

     "Authorizations" means any authorization, approval, order, license, permit, waiver, variance, franchise, grant or consent of, declaration to, or filing or registration with, any court or governmental authority, and any consent of any other party.

     "Closing" has the meaning set forth in Section 2.03.

     "Closing Date" has the meaning set forth in Section 2.03.

     "Financial Statements" has the meaning set forth in Section 4.07(a).

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     "GAAP" means United States generally accepted accounting principles.

     "Governmental Authority" means any Federal, state, local, foreign, regional or other governmental, administrative, judicial or regulatory authority or instrumentality.

     "Indebtedness" means at a particular time, without duplication, (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business which are not more than three months past due), (iv) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by a Person (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse),
(vi) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vii) any indebtedness secured by a Lien on a Person's assets and (viii) any unsatisfied obligation for "withdrawal liability" to any benefit plan.

     "Lien" means any lien, pledge, mortgage, deed of trust, security interest, claim, lease, assessment, charge, option, right of first refusal, easement, servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation of any kind or nature whatsoever.

     "Losses" has the meaning set forth in Section 9.01.

     "Material Agreements" has the meaning set forth in Section 4.10(a).

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Portfolio Companies" means, collectively, the companies listed on Schedule II attached hereto, in each of which the Company is the owner of the shares thereof specified on Schedule II.

     "Tax" or "Taxes" means any (A) federal, state, local or foreign income, gross receipt, franchise, estimated, alternative minimum, add-on-minimum, property, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, disability, payroll, license, employment or other withholding, or other taxes, levies, imports, duties, license and registration fees, charges, assessments or withholdings of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; and (B) liability for the payment of any amounts of the type described in clause
(A) as a result of any express or implied obligation to indemnify or otherwise assume or succeed to the liability of any other Person.

     "Tax Returns" means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

     "United States Dollar" and "$" means the lawful currency of the United States of America.

     SECTION 1.02 TERMS GENERALLY. The definitions set forth herein apply equally to both the singular and the plural forms thereof. All references to Articles, Sections, Exhibits and Schedules will be deemed references to the Articles, Sections, Exhibits and Schedules to this Agreement, in each case unless the context shall otherwise require. Except as otherwise expressly provided in this Agreement, all terms of an accounting or financial nature shall be construed in accordance with GAAP, and all currency amounts are in United States Dollars unless otherwise indicated.



                                   ARTICLE II.

                                PURCHASE AND SALE

     SECTION 2.01 PURCHASE OF SHARES. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and agreements set forth herein, on the Closing Date, the Sellers shall sell, convey, assign, transfer and deliver to the Purchaser, and the Purchaser shall, purchase from the Sellers, an aggregate of 20,000 Shares, each of the Sellers to sell, convey, assign, transfer and deliver to the Purchaser the Shares set forth after such Seller's name in Schedule I.

     SECTION 2.02 PURCHASE PRICE. As consideration for the sale, conveyance, assignment, transfer and delivery to the Purchaser of the Shares pursuant to this Agreement, the Purchaser shall deliver to the Sellers aggregate consideration consisting of an aggregate of 2,550,000 shares (the "IH Shares") of the Common Stock, par value US$0.001 per share, of the Purchaser. The IH Shares shall be allocated among the Sellers in proportion to their respective ownership of the Shares as set forth on Schedule I attached hereto.

     SECTION 2.03 CLOSING. At the Closing, the Sellers shall deliver to the Purchaser the Shares, and all certificates evidencing such Shares, to be sold to the Purchaser pursuant to this Agreement, in each case duly endorsed in blank or accompanied by duly executed instruments of transfer in blank, if applicable, together with all necessary documentary or stock transfer stamps affixed and accompanied by such other assignments, certificates of authority, consents to transfer instruments and evidence of title to such Shares as may be reasonably requested by counsel to the Purchaser in order that all right, title and interest in and to the Shares pass to the Purchaser from the Sellers.

     SECTION 2.04 CLOSING. The consummation of the purchase and sale of the Interests pursuant to this Agreement (the "Closing") shall take place at the offices of the

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Purchaser, 16 Curzon Street, Mayfair, London W1Y 7FF, United Kingdom, or such other place as the Sellers and the Purchaser may agree, on or before October 17, 2000, at such time or on such other date as the Sellers and the Purchaser may agree (the "Closing Date").



                                  ARTICLE III.

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

     Each of the Sellers, jointly and severally, hereby represents and warrants to the Purchaser, as follows:

     SECTION 3.01 THE SELLERS.

                  (a) If such Seller is an individual, such Seller is legally competent and has full power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder and to consummate the transactions contemplated hereby.

                  (b) If such Seller is a corporation or other legal entity, such Seller has full power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. Each such Seller has taken all necessary corporate or other action to duly and validly authorize the execution, delivery and performance of this Agreement by such Seller and the consummation by such Seller of the transactions contemplated hereby.

     SECTION 3.02 BINDING OBLIGATION. This Agreement has been duly executed and delivered by each Seller and (and assuming the execution and delivery of this Agreement by the Purchaser) constitutes, and each of the other agreements, instruments, documents and certificates contemplated hereby when executed and delivered for value, will constitute, the legal, valid and binding obligation of each Seller, enforceable against such Seller in accordance with their respective terms, except to the extent that (i) enforcement may be limited by or subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditor's rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other similar entity before which any proceeding therefor may be brought.

     SECTION 3.03 APPROVALS. Except as set forth on Schedule 3.03, no authorizations, approvals, consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance of this Agreement by any of the Sellers or the Company.

     SECTION 3.04 NO CONFLICTS. Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor the compliance by the Sellers with the terms and provisions hereof will (a) conflict with or result in a breach of, or require any consent or vote of any Person under, the respective certificates of incorporation or by-laws, if any, of the Sellers or any note, mortgage, indenture, contract, collective bargaining agreement or any other agreement to which any Seller is a party or by which any Seller or any of their respective properties is subject, (b) violate any applicable law, regulation, order, writ, injunction or decree of any Governmental Authority, or
(c) constitute or result in a breach or violation of or a default under, or result in the imposition of any Lien, charge or encumbrance on any of the assets of the Company or any Seller, including the Shares owned by each Seller.

     SECTION 3.05 LITIGATION. There is no action, proceeding or investigation to which the Company or any Seller is a party or to which the Company or any Seller or any of their respective properties may be subject by or before any court or any arbitral, governmental or regulatory authority or agency, pending or to the knowledge of any Seller threatened, which, if adversely determined, could have individually or in the aggregate a material adverse effect on the ability of the Sellers to execute, deliver and perform this Agreement or the condition, financial or otherwise, of the Company.

     SECTION 3.06 PRIVATE SALE OF IH SHARES. Each Seller acknowledges and agrees that the IH Shares have not been registered under the United States Securities Act of 1933, as amended, and accordingly, the IH Shares are "restricted securities" and may not be resold except pursuant to the United States Securities Act of 1933, as amended, and the rules and regulations thereunder. Each Seller is acquiring the IH Shares to be issued to it for its own account and not with a view to the distribution thereof.



                                   ARTICLE IV.

       REPRESENTATIONS AND WARRANTIES OF THE SELLERS REGARDING THE COMPANY

     Each of the Sellers, jointly and severally, hereby represents and warrants to the Purchaser, as follows:

     SECTION 4.01 ORGANIZATION. The Company (a) is a corporation, duly organized, validly existing and in good standing under the laws of Switzerland,
(b) has all requisite power, and all material governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as currently being conducted, and (c) is qualified to do business in all foreign jurisdictions in which the nature of the business conducted by it and the properties owned or operated by it make such qualification necessary and where the failure to so qualify could, individually or in the aggregate, have a material adverse effect on the business or condition, financial or otherwise, of the Company.

     SECTION 4.02 CAPITALIZATION OF THE COMPANY. The Company has authorized an aggregate of 20,000 shares of its Capital Stock. The Sellers constitute all of the stockholders of the Company. Each Seller has good and marketable title to its Shares, and each Seller owns its Shares free and clear of all Liens. Neither the Company nor any Seller has granted to any Person any option or right to acquire any shares of capital stock or any security convertible into or exchangeable for and giving a right to purchase any shares of the Common Stock of the Company.


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     SECTION 4.03 APPROVALS. Neither the execution nor delivery of this
Agreement nor the consummation of the transactions contemplated hereby requires the consent of any Person.

     SECTION 4.04 NO CONFLICTS. Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict with or result in a breach of, or require any consent or vote of any Person under, any note, mortgage, indenture, contract, collective bargaining agreement or any other agreement to which the Company is a party or by which the Company or any of its properties is subject, (b) violate any applicable law, regulation, order, writ, injunction or decree of any Governmental Authority, or
(c) constitute or result in a breach or violation of or a default under, or result in the imposition of any Lien, charge or encumbrance on any of the assets of the Company or the Shares owned by any Seller.

     SECTION 4.05 LITIGATION. There is no claim, dispute, action, suit, proceeding or investigation pending or, to the best knowledge of the Sellers, threatened, against or affecting the Company or the Company's business or any of the Company's officers, at law or in equity or admiralty before any court, tribunal or other governmental authority, board, agency, commission or instrumentality which, if adversely determined, would, singly or in the aggregate, have a material adverse effect on the Company or the ability of the Sellers to perform their obligations under this Agreement or which would challenge the validity or propriety of the transactions contemplated hereby. There is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator other governmental authority, board, agency, commission or instrumentality, against or materially affecting the Company or the Company's business. The Company has not violated and is not in default with respect to, any judgment, order, writ, ruling, injunction, stipulation or decree applicable to it. Neither the Company nor any of its officers or members has received any written or verbal inquiry from any governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter.

     SECTION 4.06 SUBSIDIARIES AND JOINT VENTURES; PORTFOLIO COMPANIES.

     (a) The Company does not have any subsidiaries nor does it own, directly or indirectly, any capital stock or equity interest in any corporation, partnership, joint venture, limited liability company or other entity.

     (b) The Company owns its investments in the Portfolio Companies, free and clear of all Liens. Neither the Company nor any Seller has granted to any Person any option or right to acquire any shares of capital stock or any security convertible into or exchangeable for and giving a right to purchase any shares of any of the Portfolio Companies.

     SECTION 4.07 FINANCIAL STATEMENTS.

     (a) The Sellers have furnished to the Purchaser (i) the Company's financial statements for the fiscal year ended December 31, 1999, including the notes thereto, as audited by KPMG, and (ii) the Company's unaudited consolidated and consolidating


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

 financial statements for the six-month period ended June 30, 2000 (collectively, the "Financial Statements").

     (b) The Financial Statements have been prepared in accordance with accounting principles generally accepted in Switzerland, applied on a basis consistent throughout all periods presented; such statements are correct and complete in all material respects, are reconcilable to the books and records of the Company, and present fairly the financial position of the Company as of the dates, and the results of operations, cash flows and changes in financial position of the Company for the periods, indicated, except in the case of such interim financial statements, for the omission of footnotes and for year-end review adjustments which are not expected to be, singly or in the aggregate, material in amount. The books of account and other financial records of the Company have been maintained in accordance with good business practices.

     (c) The Company's assets consist only of its investments in the Portfolio Companies.

     (d) The Company has no material liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise, which are required to be reflected or reserved in a balance sheet or the notes thereto in accordance with the accounting principles consistently applied by the Company, but which are not reflected in the Financial Statements.

     SECTION 4.08 EMPLOYEE MATTERS.

     (a) Schedule 4.08 sets forth the name of each director, officer, and key employees of the Company. The Company has provided the Purchaser with true and complete copies of all employment agreements or consulting agreements with each such director, officer or key employee.

     (b) The Company has not violated in any material respect any law or regulation governing employers and the conditions of employees' employment, including those regulating wages, hours, discrimination, civil rights and employment of foreign nationals.

     (c) The Company does not have any employee benefit plans.

     SECTION 4.09 TAXES. Except as indicated in Schedule 4.09, the Company has filed all Tax Returns which were required to be filed prior to the date hereof (after giving effect to all extensions of filing deadlines obtained) in respect of all Taxes and has paid all Taxes which have become due pursuant to such Tax Returns or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes has not been fully discharged, the same have been properly reflected as a liability on the Company's books and records and adequate reserves therefor have been established. All such Tax Returns have been properly prepared and are complete. Except as indicated in Schedule 4.09, no extension for the filing of any such Tax Return is currently in effect. No Tax Return or Tax Return liability of the Company is presently under audit or, to the best knowledge of the Sellers, proposed to be audited. Except as indicated in Schedule 4.09, the Company has not given or been requested to give waivers of any statute of limitations relating to the payment of any Taxes. There are no claims pending or, to the best knowledge of the Sellers, threatened, against the Company for past due Taxes. All payments for withholding Taxes, unemployment insurance and other amounts required to be paid for periods prior to the date hereof to any Governmental Authority in respect of the Company's employment obligations, have been paid or shall be paid prior to Closing. Such amounts have been duly provided for on the books and records of the Company and in the Financial Statements. No claim has been made by a taxing authority in a jurisdiction where the Company does not file a Tax Return that the Company is or may be subject to Taxes assessed by such jurisdiction.

     SECTION 4.10 MATERIAL AGREEMENTS; NO DEFAULTS.

     (a) Schedule 4.10 sets forth a complete and correct list of all instruments, agreements, indentures, mortgages, guarantees, notes, commitments, accommodations, letters of credit or other arrangements or understandings, whether oral or written, to which the Company is a party or pursuant to which the Company is obligated (the "Material Agreements"). The Material Agreements constitute all of the contracts, agreements, understandings and arrangements required for the operation of the Company's business as currently conducted or which have a material effect thereon. Copies of all such Material Agreements, or if oral, written summaries thereof, have previously been delivered to the Purchaser, and such copies and summaries are complete and correct as of the date hereof.

     (b) Each of the Material Agreements was entered into in the ordinary course of the Company's business, is in full force and effect on the date hereof and is valid, binding and enforceable in accordance with its terms. Except as disclosed in Schedule 4.10, neither the Company nor, to the Sellers' best knowledge, any other person or entity is in breach of, or in default under, any Material Agreement, and no event or action has occurred, is pending or is threatened, which, after the giving of notice, passage of time or otherwise, would constitute or result in such a breach or default by the Company or, to the best knowledge of the Sellers, any other person or entity party to a Material Agreement. The Company has not received any notice of default under any Material Agreement, which default has not been cured to the satisfaction of, or duly waived by, the party claiming such default on or before the date hereof.

     (c) Except as set forth in Schedule 4.10, none of the Sellers has taken or omitted to take any action which has resulted in, or will result in, the Company being or becoming a party to or bound by, any agreement, arrangement or understanding to which the Company will remain obligated or bound following the Closing, relating to the acquisition by the Company of any entity or all or substantially all of the assets of any Person.

     SECTION 4.11 PERSONAL PROPERTY. The Company does not own any tangible personal property or assets.

     SECTION 4.12 REAL PROPERTY. The Company owns no real property. The Company is not a party to any leases of real property.


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


     SECTION 4.13 PERMITS AND LICENSES. The Company has all Authorizations which are reasonably necessary to conduct the Company's business and to own its assets. The Company has not received any notice or claim pertaining to the failure to obtain any material Authorization, the failure of which to obtain would materially and adversely affect the Company's business, and the Sellers do not know of any basis for such claim.

     SECTION 4.14 COMPLIANCE WITH LAW. The Company is not conducting its business or affairs in material violation of any applicable law, ordinance, rule, regulation, court or administrative order, decree or process. The Company has not received any notice of violation or claimed violation of any law, ordinance, rule, regulation, order, decree, process or requirement.

     SECTION 4.15 ORDINARY COURSE. Since December 31, 1999, the Company has conducted its business, maintained its assets and kept its books of account, records and files, substantially in the same manner as previously conducted, maintained or kept and solely in the ordinary course. Since December 31, 1999, the Company has not incurred any material liabilities, sold or otherwise transferred any material assets, waived or cancelled any material rights or incurred any material commitments except in the ordinary course of business.

     SECTION 4.16 NO ADVERSE CHANGES. Except as otherwise contemplated hereby, since December 31, 1999, there has not been any material adverse change in the Company's business, the prospects, financial or other condition thereof, or assets or liabilities, as reflected in the Financial Statements.

     SECTION 4.17 MISCELLANEOUS. The representations and warranties made by the Sellers in this Agreement and the statements made by or on behalf of the Sellers in any certificate, document, exhibit or schedule furnished in connection with the transactions contemplated hereby, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations or warranties or other such statements not false or misleading.



                                   ARTICLE V.

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser represents and warrants to each of the Sellers that:

     SECTION 5.01 DUE INCORPORATION. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Utah. The Purchaser has full corporate power and authority to own, lease and operate its properties and to carry on its business in the places and in the manner currently conducted or proposed to be conducted.

     SECTION 5.02 DUE AUTHORIZATION; VALID OBLIGATION. The Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Purchaser has taken all corporate action necessary to authorize it to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of the Purchaser enforceable in accordance with its terms.

     SECTION 5.03 NO CONFLICTS. The execution and delivery by the Purchaser of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby do not and shall not (a) contravene the Articles of Incorporation or By-Laws of the Purchaser, or (b) with or without the giving of notice or the passage of time, violate, conflict with, or result in a breach of, or a default or loss of rights under, any covenant, agreement, mortgage, indenture, lease or instrument to which the Purchaser is a party or by which the Purchaser or any of its assets are bound or any judgment, order, decree, law, rule or regulation to which the Purchaser or any of its are subject.

     SECTION 5.04 AUTHORIZATIONS. Any authorization from any court or Governmental Authority or any other person or entity which is not a party to this Agreement which is required in connection with the execution, delivery and performance of the Transaction Documents by the Purchaser has been obtained or shall be obtained prior to or as of the Closing Date. There is no pending or, to the knowledge of the Purchaser threatened, claim, action, suit, investigation or proceeding against the Purchaser before any court, arbitrator or Governmental Authority which, if determined adversely to the Purchaser, would have a material adverse effect on the ability of the Purchaser to perform its obligations under the Transaction Documents to which it is a party.

     SECTION 5.05 MISCELLANEOUS. The representations and warranties made by the Purchaser in this Agreement and the statements made by or on their behalf in any certificate, document or exhibit furnished in connection with the transactions contemplated hereby do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations or warranties or other such statement.



                                   ARTICLE VI.

                 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER

     The obligations of the Purchaser under this Agreement are subject to the satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived in whole or in part by the Purchaser, in its sole discretion:

     SECTION 6.01 DUE PERFORMANCE; ACCURACY OF REPRESENTATIONS AND WARRANTIES.

     (a) The Sellers shall have fully performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing Date;

     (b) All representations and warranties of the Sellers set forth in this Agreement shall be true and correct in all material respects, on and as of the Closing Date, as though made on and as of the Closing Date; and

     (c) Each Seller shall deliver a certificate certifying that the statements in paragraphs (a) and (b) are true and correct on and as of the Closing Date.

     SECTION 6.02 CLOSING DATE BALANCE SHEET. The Sellers shall have delivered to the Purchaser (a) the Financial Statements, and (b) a reconciliation of the Financial Statements to GAAP.

     SECTION 6.03 TRANSFER OF SHARES. The Sellers shall deliver to the Purchaser the Shares, and all certificates evidencing such Shares, to be sold to the Purchaser pursuant to this Agreement, in each case duly endorsed in blank or accompanied by duly executed instruments of transfer in blank, if applicable, together with all necessary documentary or stock transfer stamps affixed and accompanied by such other assignments, certificates of authority, consents to transfer instruments and evidence of title to such Shares as may be reasonably requested by counsel to the Purchaser in order that all right, title and interest in and to the Shares pass to the Purchaser from the Sellers.

     SECTION 6.04 PORTFOLIO COMPANIES. The Sellers shall cause to be delivered to the Purchaser any and all certificates or other evidences of ownership of the Company's investment in the Portfolio Companies, in each case showing that the Company is the record and beneficial owner of such investments in the Portfolio Companies.

     SECTION 6.05 CORPORATE DOCUMENTS. The Sellers shall have delivered or caused to be delivered to the Purchaser:

     (a) a copy of the Company's Articles and Memorandum of Association, as amended through the Closing Date, certified by the secretary of the Company;

     (b) certificates of the Secretary or Assistant Secretary, or such other authorized officer, of the Company including (i) duly enacted resolutions of the Company's board of directors or other governing body, as appropriate, in form and substance satisfactory to the Purchaser approving this Agreement and the transactions contemplated hereby and authorizing officers of the Company to execute and deliver instruments required to be delivered hereunder as a condition precedent to the Closing, and (ii) specimen signatures of the officers of the Company authorized to sign such instruments;

     (c) certificate of the Secretary or such other authorized officer, of each Seller (other than a Seller who is an individual) including (i) duly enacted resolutions of such Seller's board of directors approving this Agreement and the transactions contemplated hereby and authorizing officers of such Seller to execute and deliver instruments required to be delivered hereunder as a condition precedent to the Closing, (ii) the By-Laws of such Seller, and (iii) specimen signatures of the officers of such Seller authorized to sign such instruments.

     SECTION 6.06 NO CLAIMS. No claim, action, suit, investigation or proceeding shall be pending or threatened against any of the parties hereto or any of their respective Affiliates which, if adversely determined, would (a) prevent or hinder consummation of the transactions contemplated by this Agreement or any of the agreements attached hereto as

Exhibits, or (b) materially and adversely affect the Company's investment in the Portfolio Companies.

     SECTION 6.07 CONSENTS AND GOVERNMENTAL APPROVALS. The Purchaser shall have received all Authorizations, if any, of all relevant Governmental Authorities required in connection with the consummation of the transactions contemplated hereby or to preserve the Company's business and the Company's rights under any material agreements, without the imposition of any materially burdensome expense, conditions or restrictions, and all of which shall be in full force and effect on the Closing Date.

     SECTION 6.08 SATISFACTION OF COUNSEL. All actions, proceedings, instruments, documents and other relevant legal matters in connection with the transactions contemplated by this Agreement or any of the agreements attached hereto as Exhibits, shall be reasonably satisfactory in all respects to counsel for the Purchaser.



                                  ARTICLE VII.

                    CONDITIONS TO OBLIGATIONS OF THE SELLERS

     The obligations of the Sellers under this Agreement are subject to the satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived in whole or in part by all of the Sellers in their sole discretion:

     SECTION 7.01 DUE PERFORMANCE. The Purchaser shall have fully performed and complied in all material respects with all of their respective agreements and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

     SECTION 7.02 ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Purchaser set forth in this Agreement shall be true and correct in all material respects, on and as of the Closing Date as though made on and as of the Closing Date.

     SECTION 7.03 CONSIDERATION. The Sellers shall have received the IH Shares registered in such names and in such amounts as are set forth on Schedule I attached hereto.

     SECTION 7.04 CORPORATE DOCUMENTS. The Purchaser shall have delivered or caused to be delivered to the Sellers:

     (a) a copy of the Purchaser's Articles of Incorporation, as amended through the Closing Date, and in each case certified by the respective Secretary of the Purchaser; and

     (b) certificates of the Secretary or Assistant Secretary, or such other authorized officer, of the Purchaser including (i) duly enacted resolutions of the Company's board of directors approving this Agreement and the transactions contemplated hereby and authorizing the officers of the Purchaser to execute and deliver instruments required to be delivered hereunder as a condition precedent to the Closing, and (ii) specimen signatures of the officers of the Purchaser authorized to sign such instruments.

     SECTION 7.05 NO CLAIMS. No claim, action, suit, investigation or proceeding shall be pending or threatened against any of the parties hereto or any of their respective Affiliates which, if adversely determined, would prevent or hinder consummation of the transactions contemplated by this Agreement or any of the agreements attached hereto as Exhibits.

     SECTION 7.06 CONSENTS AND GOVERNMENTAL APPROVALS. The Sellers shall have received all material consents and waivers of third parties, and all authorizations of all relevant Governmental Authorities, required in connection with the consummation of the transactions contemplated hereby, all of which shall be in full force and effect on the Closing Date.

     SECTION 7.07 SATISFACTION OF COUNSEL. All actions, proceedings, instruments, documents and other relevant legal matters in connection with the transactions contemplated by this Agreement or any of the agreements attached hereto as Exhibits, shall be reasonably satisfactory in all respects to counsel for the Sellers.



                                  ARTICLE VIII.

          CONDUCT OF BUSINESS OF THE COMPANY PRIOR TO THE CLOSING DATE

     SECTION 8.01 FURTHER INVESTIGATION. Between the date of this Agreement and the Closing Date, the Sellers shall, and the Sellers shall cause the Company to, give to the Purchaser and their representatives full access during normal business hours to all of the Company's premises, files, books and records and cause its officers to furnish such financial and operating data and other information with respect to the Company's business and properties as the Purchaser shall from time to time request; PROVIDED, HOWEVER, that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the Company's business. During such investigation, the Purchaser and its representatives, shall have the right to make copies of, or excerpts from, such files, books and records as they may deem advisable. If this Agreement is not consummated, the Purchaser and their representatives shall return to the Company all copies made by or furnished to them of materials belonging to the Company. At all times prior to the Closing and, if this Agreement is not consummated, thereafter, and the Purchaser shall, and shall cause its officers, directors, employees, agents and representatives to, keep secret and not divulge to any third party or otherwise use for their own benefit (other than in connection with the transactions contemplated by this Agreement) any confidential or proprietary information of the Company to which the Purchaser obtains access pursuant to this Section 8.01; PROVIDED, HOWEVER, that such obligation shall not apply to any information to the extent that (i) it is or becomes part of public or industry knowledge or literature as a result of causes other than the acts or omissions of the Purchaser or its officers, directors, employees, agents or representatives, (ii) can be demonstrated to have been known to the Purchaser prior to its receipt from the Company or a Seller, or (iii) is received by the Purchaser in good faith from a third party.

     SECTION 8.02 PRESERVE BUSINESS. Between the date of this Agreement and the Closing Date, the Sellers shall use their best efforts to cause the Company to preserve substantially intact the Company's business organization, keep available the services of the Company's present officers and employees involved in the Company's business and preserve the Company's present relationships with persons having significant business relations therewith and shall conduct the Company's business only in the ordinary course, except as otherwise contemplated hereby or disclosed in the Schedules attached to this Agreement. Without limiting the generality of the foregoing, the Sellers shall not without the prior written consent of the Purchaser, except as specifically required by this Agreement, permit the Company to (i) issue or commit to issue any securities or interests convertible into or exchangeable for securities of the Company, (ii) grant or commit to grant any options, warrants or other rights to subscribe for or purchase or otherwise acquire any securities of the Company, (iii) declare, set aside, or pay any dividend or make any distribution with respect to its outstanding equity securities, (iv) directly or indirectly redeem, purchase or otherwise acquire or commit to acquire any capital stock or other ownership interest of any person, (v) effect a split or reclassification of its capital stock, (vi) amend its Memorandum and Articles of Association or other governing instrument, (vii) borrow or agree to borrow any funds, except in the ordinary course of business, (viii) waive or commit to waive any rights of substantial value, (ix) sell, exchange, or otherwise dispose of, or cause or suffer the sale, exchange or other disposition of any significant part of its assets, except in the ordinary course of business, (x) mortgage, pledge or subject (or suffer to be subjected) any of its assets to any Lien, (xi) create any receivable (including, without limitation, accounts receivable, notes, advances and receivables due from Affiliates) except in BONA FIDE transactions in the ordinary course of business, (xii) acquire (by purchase of assets or stock, merger, consolidation or otherwise) or sell, transfer or otherwise dispose of, any assets in excess of an aggregate amount of US$50,000, or cancel any debts or claims in excess of such aggregate amount, except in the ordinary course of business, (xiii) sell, assign, license or transfer any right, title or interest in or to any Intellectual Property, (xiv) make any material change in the accounting methods or practices currently employed by the Company, or (xv) manage the Company's working capital other than in the ordinary course.

     SECTION 8.03 PRESERVE ACCURACY OF REPRESENTATIONS AND WARRANTIES OF THE SELLERS. Between the date of this Agreement and the Closing Date, the Sellers shall refrain from taking, and shall cause the Company to refrain from taking, without the prior written consent of the Purchaser, any action which would render any of the representations or warranties made by the Sellers in this Agreement set forth in this agreement materially inaccurate as of the Closing Date. The Sellers shall notify the Purchaser promptly of the occurrence of any matter, event or change in circumstances after the date hereof that would have been required to be disclosed in the Schedules to this Agreement if it had occurred prior to the date hereof, but such notification shall not affect any of the Purchaser's rights under this Agreement.

     SECTION 8.04 CONSENTS AND WAIVERS. The parties hereto shall cooperate with each other and use best efforts to obtain all consents and waivers to the transactions contemplated hereby required under all agreements, mortgages, indentures, contracts, licenses, franchises, permits, leases or other instruments, the withholding of which consents or waivers could have a material adverse effect on the condition, business or assets of the Company.

                                   ARTICLE IX.

                                 INDEMNIFICATION

     SECTION 9.01 OBLIGATIONS OF THE SELLERS. Each of the Sellers, jointly and severally, agrees to defend, indemnify and hold harmless the Purchaser (which for the purposes of this Section 9.01 shall include the Purchaser's respective affiliates, directors, officers, employees, agents, advisors and representatives) from and against, and to reimburse the Purchaser with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements ("Losses"), asserted against or incurred by the Purchaser by reason of, arising out of, or in connection with:

     (a) any breach of any representation, warranty, covenant or agreement contained in this Agreement made by the Sellers or in any document or certificate delivered by the Sellers to the Purchaser pursuant to the provisions of this Agreement;

     (b) any claim, demand, action, suit, proceeding or investigation involving the Company arising at any time and not disclosed in the Schedules to this Agreement relating to a state of facts, action or omission to act arising on or prior to the Closing Date or the allegation by any third party of the existence of any state of facts which, if existing, would constitute a breach of any representation or warranty referred to in clause (a) of this
 Section 9.01; and

     (c) any Taxes incurred by the Company on or prior to the Closing Date or which otherwise relate to taxable years or periods of the Company ended or ending on or prior to the Closing Date or which arise as a result of or in connection with the transactions contemplated hereby (including, without limitation, any federal, state, local or foreign documentary, transfer or other Taxes which are required to be paid in connection with the sale, transfer, exchange, conveyance, assignment and delivery of the Interests to the Purchaser hereunder).

     SECTION 9.02 INDEMNIFICATION PROCEDURE.

     (a) In the case of a claim pursuant to Section 9.01, the Purchaser shall give notice to the Sellers as promptly as practicable of (i) the allegation by it of any breach or failure referred to in Section 9.01(a), setting forth to the extent known the amount of indemnification claimed, (ii) the allegation by any third party of the existence of any matter or state of facts referred to in Section 9.01(b), or (iii) the incurrence of any Taxes referred to in Section 10.01(c); PROVIDED that the rights of the Purchaser shall not be affected by any delay in providing such notice except to the extent that the Sellers are actually prejudiced thereby.

     (b) Upon receipt of notice pursuant to Section 9.02(a), the indemnifying party shall have 10 days in which to dispute the claim asserted by sending written notice thereof to the indemnified party (a "Dispute Notice"). The indemnifying party shall not be entitled to dispute a claim based on a final judgment or order of a court of competent jurisdiction. If no Dispute Notice is received prior to the expiration of the 10-day period, the indemnified party shall be entitled to receive full payment of the amount of the claim. If a Dispute Notice is received prior to the expiration of the 10-day period, the parties shall negotiate in good faith to resolve the dispute. If the parties are unable to resolve the dispute within 30 days of the receipt of the Dispute Notice, the dispute shall be submitted to arbitration. Such arbitration shall be conducted according to the applicable rules of the American Arbitration Association and shall take place in New York, New York before a single arbitrator, who shall be designated by the Purchaser and the Sellers or, if they are unable to agree within 10 days after the dispute is submitted to arbitration, by the American Arbitration Association. The decision of the arbitrator shall be final and binding upon the parties hereto.

     SECTION 9.03 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations and warranties and statements made by the Sellers in this Agreement or in any document or certificate delivered pursuant hereto shall survive the Closing Date and for a period of one year from the Closing Date, and in each case shall be unaffected by any investigation made by or on behalf of any party hereto, by knowledge obtained as a result thereof or otherwise or by any notice of breach of, or failure to perform under, this Agreement which is not effectively waived in accordance herewith.



                                   ARTICLE X.

                                  MISCELLANEOUS

     SECTION 10.01 EXPENSES. Each of the parties hereto shall bear and pay all costs, expenses and fees incurred by it on its behalf incident to the preparation, execution and delivery of this Agreement, any agreements contemplated hereby, including those attached as Exhibits and Schedules hereto, and the performance of such party's obligations hereunder or thereunder, whether or not the transactions contemplated by this Agreement are consummated, including, without limitation, any broker's or finder's fees, costs incident to the transfer of any securities and the fees and disbursements of attorneys, accountants and consultants (including investment banking advisors) employed by such party,

     SECTION 10.02 FURTHER ASSURANCES. From time to time after the date of this Agreement, each of the parties hereto, at the request of the other, and without further consideration, shall execute and deliver such further documents or instruments and shall take such other actions as the requesting party may reasonably request in order to effect complete consummation of the transactions contemplated by this Agreement.

     SECTION 10.03 NOTICES. All communications, notices, requests, consents or demands given or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, sent by facsimile with acknowledged receipt or recognized courier service with acknowledged receipt, or five (5) days after being mailed by prepaid registered or certified mail addressed to, the party for whom intended, as follows, or to such other address as may be furnished by such party by notice in the manner provided herein:

     (a) If to the Sellers:

     Dr. Alexander Nill
     2 Roberts Mews
     London SW1X 8DA
     United Kingdom

     and

     Stephan Rind
     Roggenweg No. 20
     50933 Cologne
     Germany

     (b)      If to the Purchaser:

     Internet Holdings, Inc.
     16 Curzon Street
     London W1Y 7FF
     United Kingdom

     with a copy to:

     Salans Hertzfeld Heilbronn Christy & Viener
     620 Fifth Avenue
     New York, New York 10020
     Attention:  Steven R. Berger, Esq.
     Fax: (212) 307-3308 or (212) 632-5555

     SECTION 10.04 ENTIRE AGREEMENT. This Agreement, together with the Schedules and Exhibits hereto, and the instruments and agreements to be executed pursuant to this Agreement, sets forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties hereto. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

     SECTION 10.05 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, enforceable against and inure to the benefit of, the parties hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. This Agreement may not be assigned by any party hereto except with the prior written consent of all the other parties, which consent shall not be unreasonably withheld.

     SECTION 10.06 GOVERNING LAW. This Agreement shall in all respects be governed by and construed in accordance with the laws of England and Wales.

     SECTION 10.07 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 10.08 CONSTRUCTION. Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References herein to Articles, Sections, Schedules and Exhibits are to the articles, sections, schedules and exhibits, respectively, of this Agreement. The Schedules and all Exhibits to this Agreement are hereby incorporated herein by reference and made a part of this Agreement. As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.

     SECTION 10.09 SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.

     SECTION 10.10 SPECIFIC PERFORMANCE. The Sellers acknowledge that money damages would not be a sufficient remedy for any breach by the Sellers of this Agreement and agrees that the Purchaser shall be entitled to specific performance and injunctive relief as remedies for any such breach.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.

Company:                                          FERMAN AG



                                                  By /s/ MARTIN LECHNER
                                                    ----------------------------
                                                    Name: Martin Lechner
                                                    Title: Director


Sellers:
                                                    /s/ DR. ALEXANDER NILL
                                                  ------------------------------
                                                      Dr. Alexander Nill



                                                  STEPHAN RIND
                                                  By /s/ STEPHAN RIND
                                                    ---------------------------
                                                    Name:
                                                    Title:



Purchaser:                                        INTERNET HOLDINGS, INC.


                                                  By /s/ STEFAN ALLESCH-TAYLOR
                                                    ----------------------------
                                                    Name: Stefan Allesch-Taylor
                                                    Title: President and Chief
                                                           Executive Officer

                                   SCHEDULE I

                                     SELLERS


Dr. Alexander Nill                          13,334 shares

Stephan Rind                                 6,666 shares

                                   SCHEDULE II

                               PORTFOLIO COMPANIES


            Name                                   Number of Shares
            ----                                   -----------------
        TopTier Software                               311,132
        Schweizerische Gesellschaft
            fur Aktienhandel und Research AG ("SGA")    13,500
        Newtron                                            666
        Neomedia Inc.                                  105,000
        Firetalk                                        95,239
        Open Mind Systems AG                                44
        Alaron.com                                      68,419
        Metrotainment AG                                50,000

SCHEDULE 3.03

NONE

SCHEDULE 4.08

DIRECTORS:
----------
PRESIDENT:     Martin Lechner
MEMBER:        Paul Schuler
MEMBER:        Karl Schleich

EMPLOYMENT CONTRACTS:
---------------------
AS PROVIDED--MARTIN LECHNER

SCHEDULE 4.09

NONE


SCHEDULE 4.10

NONE